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             U.S. SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549




                           FORM 8-K

                        CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report March 2, 2005
                (Date of earliest event reported)


                         EACO CORPORATION
       (Exact name of registrant as specified in its charter)


                             Florida
            (State or other jurisdiction of incorporation)

         0-14311                         59-2597349
 (Commission File Number)       (IRS Employer Identification No.)


     2113 Florida Boulevard, Neptune Beach, FL      32266
       (Address principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (904) 249-4197

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Item 2.01        Results of Operations and Financial Condition

On March 2, 2005, the Company issued a press release reporting operating results and revenues for the fourth quarter and year-to-date periods ended December 29, 2004.


Item 9.01.       Financial Statements and Exhibits

     (c)              Exhibits.

       99.1           Press Release dated March 2, 2005.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EACO Corporation


Date:  May 9, 2005          By: /s/ Edward B. Alexander
                            Edward B. Alexander, President/
                            Chief Operating Officer


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EXHIBIT INDEX

Exhibit No.

99.1    Press Release dated March 2, 2005 issued by EACO
        Corporation.

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Exhibit 99.1


Contact:                                FOR IMMEDIATE RELEASE
          Stephen Travis
          Director of Finance
          (904) 249-4197                March 2, 2005

               EACO Corporation Reports Improved
                     Fourth Quarter Results

NEPTUNE BEACH, FLORIDA - EACO Corporation (OTCBB:EACO), today reported operating results and revenues for the fourth quarter and year-to-date periods ended December 29, 2004.

Fourth quarter 2004 sales increased to $8,656,300 from $8,529,500 for the same period in 2003. Same store sales increased 5.5% for the fourth quarter of 2004 compared to the same period in 2003. Net loss for the fourth quarter was $588,000 compared to $1,182,700 for the same period in 2003. Loss per share for the fourth quarter of 2004 was 15 cents compared to 32 cents for the fourth quarter of 2003.

Net loss for the year ended December 29, 2004 was $2,031,600 compared to $2,401,000 for the same period in 2003. Loss per share for this period was 53 cents compared to loss per share of 65 cents for the same period in 2003.

Loss from operations and net loss for the twelve months ended December 29, 2004 and December 31, 2003 were impacted by asset valuation charges of $594,200 and $63,100, respectively. These charges were non-cash adjustments to the value of certain restaurant assets, made in accordance with Statement of Accounting Standards No. 144, "Accounting for the Impairment of or Disposal of Long-Lived Assets." In addition, the Company recorded expenses of $199,600 and $274,000 in the fourth quarters of 2004 and 2003 to adjust its expected workers' compensation liability, based on the results of actuarial reviews in both years.

Edward Alexander, President and Chief Operating Officer of the Company, remarked, "We continue to be excited about the results of and future potential of our new Whistle Junction concept. Whistle Junction has created tremendous excitement, resulting in the recently-announced offer from Banner Buffet to buy sixteen of the Company's restaurants and develop the concept. Regardless of the outcome of this pending transaction, we think Whistle Junction has a very bright future."

EACO Corporation

Condensed Consolidated Results of Operations

                                         For The Quarters Ended      For The Twelve Months Ended
                                         -------------------------------------------------------
                                         December 29,   December 31,  December 29,  December 31,
                                              2004         2003           2004         2003
                                         ---------------------------------------------------
Revenues:
     Sales                                 $8,656,300   $8,529,500  $37,585,600  $37,384,000
     Vending revenue                           55,500       51,000      213,900      212,200
                                           ----------  -----------  -----------  -----------
Total revenues                              8,711,800    8,580,500   37,799,500   37,596,200
                                           ----------  -----------  -----------  -----------

Cost and expenses:
  Food and beverage                         3,260,800    3,262,200   14,249,100   14,251,900
  Payroll and benefits                      2,906,000    2,922,400   11,741,900   11,678,100
  Depreciation and amortization               499,500      478,600    1,975,700    1,990,500
  Other operating expenses                  1,431,800    1,417,800    6,208,200    6,148,700
  General and administrative expenses         561,400      607,900    2,197,300    2,317,300
  Franchise fees                              199,900      341,000    1,112,000    1,494,400
  Asset valuation charge                          ---       63,100      594,200       63,100
  (Gain) loss on store closings and
    disposition of equipment                  (57,300)      45,200       76,700      133,100
                                           ----------  -----------  -----------  -----------
                                            8,802,100    9,138,200   38,155,100   38,077,100
                                           ----------  -----------  -----------  -----------

             (Loss) from operations           (90,300)    (557,700)    (355,600)    (480,900)

Investment (loss) gain                              0     (224,800)      12,400     (330,600)
Interest and other income                      42,000       25,600      115,700      146,200
Interest expense                             (478,900)    (425,900)  (1,741,300)  (1,735,800)
                                           ----------  -----------  -----------  -----------

               Loss before income taxes      (527,200)  (1,182,800)  (1,968,800)  (2,401,100)
Provision for income taxes                         --           --           --           --
                                           ----------  -----------  -----------  -----------

               Net loss                     ($527,200) ($1,182,800) ($1,968,800) ($2,401,100)
                                            ==========  ===========  =========== ===========

Basic loss per share                            ($0.14)      ($0.32)      ($0.52)     ($0.65)
                                            ==========  ===========  =========== ===========
Basic weighted average common
    shares outstanding                       3,882,000    3,706,200    3,813,000   3,706,200
                                            ==========  ===========  =========== ===========
Diluted loss per share                          ($0.14)      ($0.32)      ($0.52)     ($0.65)
                                            ==========  ===========  =========== ===========
Diluted weighted average common
    shares outstanding                       3,882,000    3,706,200    3,813,000   3,706,200
                                            ==========  ===========  =========== ===========

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